UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2015

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of principal executive offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Bridge Credit Agreement

On August 6, 2015, Mylan N.V. (“Mylan” or the “Company”) entered into Amendment No. 2 (the “Amendment”) to the $12,499,000,000 Bridge Credit Agreement dated as of April 24, 2015, as amended by Amendment No. 1 thereto dated as of April 29, 2015 (as further amended by the Amendment, the “Bridge Credit Agreement”) among the Company, Mylan Inc., and The Bank of Tokyo –Mitsubishi UFJ, Ltd., Deutsche Bank AG New York Branch, DNB Bank ASA Grand Cayman Branch, Goldman Sachs Bank USA, ING Bank N.V., Dublin Branch and PNC Bank, National Association, collectively, as lenders and Goldman Sachs Bank USA, as the Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the Amendment, the Company will be permitted to modify, in its discretion, the condition to its offer (the “Offer”) for the entire issued and to be issued share capital of Perrigo Company plc, a public limited company organized under the laws of Ireland (“Perrigo”, and such share capital, the “Shares”) that the Offer be accepted in respect of not less than 80% of the Shares to require that the Offer be accepted in respect of greater than 50% of the Shares. The Amendment also effects certain technical amendments in connection with the foregoing, including that the lenders’ commitments to make the loans under the Bridge Credit Agreement (the “Commitments”) will continue to be available at the initial closing of the Offer and during any subsequent offer period in connection with the Offer, and subject to the conditions in the Bridge Credit Agreement.

The Amendment also provides that during the period, if any, starting when the Company acquires greater than 50% of the Shares and until such time as the Company acquires at least 80% of the Shares the aggregate amount of (a) new indebtedness that the Company will be permitted to cause Perrigo to incur (other than any such indebtedness owing to the Company or its subsidiaries the proceeds of which are used to refinance certain existing indebtedness of Perrigo) and (b) investments that the Company will be permitted to make in Perrigo (other than any such investments the proceeds of which are used to refinance existing indebtedness of Perrigo), will, in each case, be limited to $350,000,000.

The Amendment also provides that, starting from the date the Company first draws on the loans under the Bridge Credit Agreement, any dividends or distributions (including intercompany loans) from Perrigo to the Company that exceed an aggregate amount of $150,000,000 will require the Company to prepay the loans under the Bridge Credit Agreement, or if no such loans are then outstanding, will result in a reduction in the Commitments, in each case, equal to the amount of such dividends or distributions.

The Amendment also provides that, if the Company has not launched the Offer by September 13, 2015, the Company will pay an additional fee equal to 0.04% of the aggregate principal amount of the Commitments outstanding on September 14, 2015, and on each subsequent Monday that the Offer has not been launched. Such fee shall be payable on each such date.

The Amendment also modifies the Company’s covenant to cause Perrigo to guarantee the Company’s obligations under the Bridge Credit Agreement, such that Perrigo’s guarantee is required not later than the earlier of the date that is five months following the Company having received acceptances of the Offer in respect of not less than 75% of the Shares and the date that is three months following the date on which the Company is entitled to commence the squeeze-out procedures under the Irish takeover statute with respect to the holders of the Shares that have not been tendered into the Offer.

The Administrative Agent and the lenders have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Bridge Credit Agreement and the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

RESPONSIBILITY STATEMENT

The directors of Mylan accept responsibility for the information contained in this report. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case) the information contained in this report is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (the “Irish Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, 1% or more of any class of ‘relevant securities’ of Perrigo or Mylan, all ‘dealings’ in any ‘relevant securities’ of Perrigo or Mylan (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the ‘offer period’ ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Perrigo or Mylan, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Perrigo by Mylan or ‘relevant securities’ of Mylan by Perrigo, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (New York time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

Interests in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

Goldman Sachs, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting for Mylan and no one else in connection with the proposed acquisition of Perrigo by Mylan (the “Perrigo Proposal”) and will not be responsible to anyone other than Mylan for providing the protections afforded to clients of Goldman Sachs, or for giving advice in connection with the Perrigo Proposal or any matter referred to herein.

Goldman Sachs does not accept any responsibility whatsoever for the contents of this report or for any statement made or purported to be made by them or on their behalf in connection with the offer. Goldman Sachs accordingly disclaims all and any liability whether arising in tort, contract, or otherwise which it might otherwise have in respect of this report or any such statement.

ADDITIONAL INFORMATION

In connection with the Perrigo Proposal, Mylan has filed certain materials with the Securities and Exchange Commission (the “SEC”) (and anticipates filing further materials), including, among other materials, the Registration Statement on Form S-4 (that includes an offer to exchange/prospectus) that Mylan filed with the SEC on May 5, 2015 (which Registration Statement was amended on June 19, 2015, July 16, 2015 and August 6, 2015 and has not yet been declared effective, the “Registration Statement”) and the definitive proxy statement on Schedule 14A that Mylan filed with the SEC on July 28, 2015 (the “Proxy Statement”) in connection with the Perrigo Proposal. In connection with the Perrigo Proposal, Mylan currently intends to file with the SEC a Tender Offer Statement on Schedule TO and certain other materials. This report is not intended to be, and is not, a substitute for such filings or for any other document that Mylan may file with the SEC in connection with the Perrigo Proposal. INVESTORS AND SECURITYHOLDERS OF MYLAN AND PERRIGO ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BEFORE MAKING AN INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, PERRIGO AND THE PERRIGO PROPOSAL. Such documents will be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to Mylan at 724-514-1813 or investor.relations@mylan.com. Any materials filed by Mylan with the SEC that are required to be mailed to shareholders of Perrigo and/or Mylan will also be mailed to such shareholders. Mylan first began mailing the Proxy Statement to its shareholders on or about July 31, 2015. This report has been prepared in accordance with U.S. securities law, Irish law, and the Irish Takeover Rules.

PARTICIPANTS IN SOLICITATION

This report is not a solicitation of a proxy from any investor or shareholder. However, Mylan and certain of its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the Perrigo Proposal under the rules of the SEC. Information regarding Mylan’s directors and executive officers may be found in Mylan Inc.’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2014, which was filed with the SEC on March 2, 2015, amended on April 30, 2015, and updated by Mylan’s Current Report on Form 8-K filed on June 11, 2015, as well as in the Registration Statement and the Proxy Statement. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants, which may, in some cases, be different than those of Mylan’s shareholders generally, will also be included in the materials that Mylan intends to file with the SEC when they become available.

NON-SOLICITATION

This report is not intended to, and does not, constitute or form part of (1) any offer or invitation to purchase or otherwise acquire, subscribe for, tender, exchange, sell, or otherwise dispose of any securities, (2) the solicitation of an offer or invitation to purchase or otherwise acquire, subscribe for, sell, or otherwise dispose of any securities, or (3) the solicitation of any vote or approval in any jurisdiction pursuant to this report or otherwise, nor will there be any acquisition or disposition of the securities referred to in this report in any jurisdiction in contravention of applicable law or regulation. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FURTHER INFORMATION

The distribution of this report in certain jurisdictions may be restricted or affected by the laws of such jurisdictions. Accordingly, copies of this report are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this report (including, without limitation, nominees, trustees and custodians) and are subject to the laws of any such jurisdiction will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Mylan disclaims any responsibility or liability for the violations of any such restrictions by any person.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Amendment included or incorporated by reference as an exhibit to this Current Report contains representations and warranties by the Company. Those representations and warranties were made solely for the benefit of the other parties to the Amendment and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to the Company if those statements prove to be inaccurate; (ii) may have been qualified in the Bridge Credit Agreement or the Amendment by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report not misleading.

Exhibit No.	Description

10.1	Amendment No. 2, dated as of August 6, 2015, to the Bridge Credit Agreement among Mylan N.V., Mylan Inc., the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, dated as of April 24, 2015 and amended on April 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: August 7, 2015	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated as of August 6, 2015, to the Bridge Credit Agreement among Mylan N.V., Mylan Inc., the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, dated as of April 24, 2015 and amended on April 29, 2015.